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                                                                   Exhibit 23.02


                    CONSENT OF BURNSIDE & RISHEBARGER PLLC

We consent to the inclusion in the Registration Statement of Surety Capital Corporation on Form S-1, and all amendments thereto, of our report, dated January 31, 1997, on our audits of the financial statements of TexStar National Bank as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the prospectus included in said Registration Statement.


/s/ Burnside & Rishebarger, PLLC
BURNSIDE & RISHEBARGER, PLLC

San Antonio, Texas
December 10, 1997